Exhibit 10.53
                         CONSOLIDATED RESTATED MORTGAGE


     THIS INSTRUMENT (the "Consolidated Mortgage") WITNESSES: That PHC OF MICHIGAN, INC., a Massachusetts corporation having its principal place of business at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, as a or", and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation having its principal office at 2 Wisconsin Circle, 4" Floor, Chevy Chase, Maryland 20815, as "Mortgagee".

                                    RECITALS

     WHEREAS, the following mortgages (all of such mortgages collectively, the "Existing, Mortgages") were previously made by Mortgagor in favor of Mortgagee or an entity to which Mortgagee is, directly or indirectly, the successor-in-interest:

     a. That certain first priority Mortgage made by Mortgagor in favor of HealthCare Financial Partners Funding II, L.P. ("HCFPII") dated March 12, 1997, and recorded in the official records of the Macomb County, Michigan registrar of deeds (the "Macomb County Records") at Liber 07442 Page 175 on May 5, 1997 (as it may be amended from time to time, the "Original Mortgage"), which Original Mortgage has been assigned by HCFPII to Mortgagee pursuant to that certain Assignment of Mortgage dated as of February 20, 2001 (the "HCFP Funding, II
Assignment"), which HCFP Funding Assignment is to be submitted promptly for recording in the Macomb County Records.

     The Original Term Mortgage secures the obligations of Mortgagor under that certain Secured Note in the original principal amount of One Million One Hundred Thousand and No/ 100 Dollars ($ 1,1 00,000.00) made by Mortgagor in favor of HCFPII and dated March 12, 1997 (as it may be amended from time to time, the "March 1997 Term Note"), under which March 1997 Term Note $779,166.55 remains outstanding as of the date hereof. The March 1997 Term Note was previously assigned:

     i. By HCFPII to HCFP Funding II pursuant to that certain Allonge to Note dated as of September 19, 1997;

     ii. By HCFP Funding II to Wisconsin Circle 11 Funding Corporation ("Circle II Funding") pursuant to that certain Allonge to Note dated as of September 19, 1997;

     iii By Circle 11 Funding to U.S. Bank National Association ("U.S. Bank") pursuant to that certain Allonge to Note dated as of September 19, 1997; and

     iv. By U.S. Bank to Mortgagee pursuant to that certain Allonge to Note dated as of December 1, 1999.

     b. That certain third priority Mortgage made by Mortgagor in favor of HCFP Funding, Inc. ("HCFP Funding") dated March 12, 1997, and recorded in the Macomb County Records at Liber 07442 Page 186 on May 5, 1997 (as it may be amended from time to time, the "Revolver Mortgage"), which Revolver Mortgage has been assigned by HCFP Funding to Mortgagee pursuant to that certain Assignment of Mortgage dated as of February 20, 2001 (the "Revolver Mortgage Assignment"), which Revolver Mortgage Assignment is to be submitted promptly for recording in the Macomb County Records.



c:\window\temp\consolcorrectedmortgagev2.doc

     The Revolver Mortgage secures the obligations of Mortgagor, PHC of Utah, Inc. ("PHCU"), PHC of Virginia, Inc. ("PHCVA"), PHC of Rhode Island, Inc. ("PHCRI") and Pioneer Counseling of Virginia, Inc. ("Pioneer" and, collectively with Mortgagor, PHCU, PHCVA and PHCRI, the "Revolver Borrowers") under that certain Revolving Credit Note in the original principal amount of Four Million and No/100 Dollars ($4,000,000.00) made by the Revolver Borrowers in favor of HCFP Funding and dated February 20, 1998 (as it may be amended from time to time, the "February 1998 Revolving Credit Note"). The February 1998 Revolving Credit Note was amended February 17, 2000 to decrease the maximum loan amount to Two Million Five Hundred Thousand and No/ 100 Dollars ($2,500,000.00). The February 1998 Revolving Credit Note has been assigned by HCFP Funding to Mortgagee pursuant to that certain Allonge to Note dated as of February 20, 2001.

     c. That certain Mortgage made by Mortgagor in favor of HCFP Funding II dated December 9, 1997, and recorded in the Macomb County Records at Liber 07804 Page 73 on January 9, 1998 (as it may be amended from time to time, the "December 1997 Mortgage"), which December 1997 Term Mortgage has been assigned by HCFP Funding II to Mortgagee pursuant to that certain Assignment of Mortgage dated as of February 20, 2001 (the "December 1997 Term Mortgage Assignment"), which December 1997 Term Mortgage Assignment is to be submitted promptly for recording in the Macomb County Records.

     The December 1997 Mortgage secures the obligations of Mortgagor under that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) made by Mortgagor in favor of HCFP Funding II and dated December 9, 1997 (the "December 1997 Term Note'), under which December 1997 Term Note approximately $387,500.00 remains outstanding as of the date hereof. The December 1997 Term Note has been assigned by HCFP Funding II to Mortgagee pursuant to that certain Allonge to Note dated as of February 20, 2001 (the "December 1997 Allonge").

     d. That certain Restated Mortgage made by Mortgagor in favor of Mortgagee dated November 22, 1999 (the "November 1999 Restated Term Mortgage'). The November 1999 Restated Mortgage was intended (i) to restate the Original Mortgage and (ii) in addition to securing Mortgagor's obligations under the March 1997 Term Note, to further secure Mortgagor's obligations under that certain Secured Term Note in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) made by Mortgagor in favor of Mortgagee and dated November 23, 1999 (the "November 1999 Term Note"), under which November 1999 Term Note approximately $ 970,000.00 remains outstanding as of the date hereof.

     e. That certain Restated Mortgage made by Mortgagor in favor of Mortgagee dated May 26, 2000 (the "May 2000 Restated Term Mortgage"), which May 2000
Restated Term Mortgage was previously presented for recording in the Macomb County Records.

     The May 2000 Restated Term Mortgage was intended (1) to restate the Original Term Mortgage, as amended by the November 1999 Restated Term Mortgage and (ii) in addition to securing Mortgagor's obligations under the March 1997 Term Note and the November 1999 Term Note, to further secure Mortgagor's obligations under that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/1000 Dollars ($500,000.00) made by
Mortgagor in favor of Mortgagee and dated May 26, 2000 (the "May 2000 Term Note"), under which May 2000 Term Note $500,000.00 remains outstanding as of the date hereof. Further, the May 2000 Restated Term Mortgage incorrectly indicated that the November 1999 Restated Term Mortgage was presented for recording in the Macomb County Records, as Mortgagee did not actually present the November 1999 Restated Mortgage for recording.



c:\window\temp\consolcorrectedmortgagev2.doc

     WHEREAS, the Mortgagor and the Mortgagee desire to consolidate all of the described Mortgages into this single Consolidated Mortgage so that Mortgagee may be fully secured hereby to the full extent of its aggregate commitments to Mortgagor under the March 1997 Term Note, the February 1998 Revolving Credit Note, the December 1997 Term Note, the November 1999 Term Note and the May 2000 Term Note, and so that any deficiencies or errors with respect to any of the Existing Mortgages may be corrected to the extent that this Consolidated Mortgage amends and restates, and this Consolidated Mortgage is intended to so amend and restate, each and every one of the Existing Mortgages.

     NOW, THEREFORE, for value received, Mortgagor mortgages and warrants to Mortgagee the property situated in the City of New Baltimore, County of Macomb, and State of Michigan, with a street address of 35031 23 Mile Road, New Baltimore, Michigan 48047, and legally described as shown on the attached Exhibit A; together with the easements, rights-of-way, licenses, privileges, hereditaments, and appurtenances belonging to the property, and all the rents, issues, leases, and profits, the interest of Mortgagor in the property, either at law or in equity, all buildings, structures, and improvements, and all fixtures located in, on, or affixed to the property, and used or usable in connection with the operation of the property (all of the above-stated property are collectively referred to in this Consolidated Mortgage as the "premises").

     This Consolidated Mortgage is given to secure the following:

     a. payment of the indebtedness evidenced by the March 1997 Term Note;

     b. payment of the indebtedness evidenced by the February 1998 Revolving Credit Note;

     c. payment of the indebtedness evidenced by the December 1997 Term Note;

     d. payment of the indebtedness evidenced by the November 1999 Term Note;

     e. payment of the indebtedness evidenced by the May 2000 Term Note;

     f. payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any or provision of this Consolidated Mortgage;

     g. performance of the covenants, conditions, and agreements contained in this Consolidated Mortgage and in any other documents securing the indebtedness evidenced by the notes described in (a) - (e) above (collectively, the "Notes"); and

     h. all other indebtedness and obligations of Mortgagor currently or subsequently owing to Mortgagee, including but not limited to all future advances under this Consolidated Mortgage or on the Notes, any loan agreements, security agreements, pledge agreements, assignments, mortgages, leases, guarantees, and any other agreements, instruments, or documents previously or subsequently signed by Mortgagor, whether the indebtedness or obligations are direct or indirect, absolute or contingent, primary or secondary, or related or unrelated to the premises or the transaction of which this Mortgage is a part, and any and all partial or full extensions or renewals of this indebtedness or other indebtedness and obligations (all of the foregoing are collectively referred to as the "indebtedness").

     Mortgagor hereby warrants, covenants, and agrees that:

c:\window\temp\consolcorrectedmortgagev2.doc

     1. Title. Mortgagor is seized of the premises, in fee simple. Mortgagor had the right and power to mortgage and warrant the premises as set forth in this Mortgage. The premises are free from all liens and encumbrances except easements and restrictions of record disclosed in Lawyers Title Insurance Policy, Schedule B, Policy No. 13 5-01-844628, dated May 6, 1997, relating to the premises. Mortgagor will defend the premises against all claims and demands.

     2. Payment of Indebtedness. Mortgagor will pay all indebtedness when due, including the principal and interest, as provided in the Term Notes.

     3. Taxes and Assessments. Until the indebtedness is fully satisfied, Mortgagor will pay all taxes, assessments, and other similar charges and encumbrances levied on the premises before they become delinquent, and will promptly deliver to Mortgagee, without demand, receipts showing the payment.

     4. Tax and Insurance Escrow. On request, at the option of Mortgagee, Mortgagor will pay to Mortgagee monthly, in addition to each monthly payment required by this Mortgage or under the Notes, a sum equivalent to one-twelfth of the amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay, at least thirty (30) days before they become due, all taxes, assessments, and other similar charges levied against the premises, and all insurance premiums on any policy or policies of insurance required by this Mortgage. The additional payments may be commingled with the general funds of Mortgagee, and no interest shall be payable on those payments. On demand by Mortgagee, Mortgagor will deliver and pay over to Mortgagee any additional sums necessary to make up any deficiency in the amount necessary to enable Mortgagee to fully pay when due any of the preceding items. In the event of any default by Mortgagor in performing any of the terms of this Mortgage, Mortgagee may apply against the indebtedness, in the manner that Mortgagee may de ine, any funds of Mortgagor then held by Mortgagee under this paragraph.

     5. Change of Law. If, after the date of this Mortgage, any statute or ordinance is passed that changes in any way the laws now in force for the taxation of mortgages or mortgaged debts or the manner in which those taxes are collected, so as to affect this Mortgage or the interest of Mortgagee, the whole of the principal sum secured by this Mortgage, with all interest and charges, if any, at the option of Mortgagee, shall become due and payable.

     6. Insurance. Mortgagor will procure, deliver to, and maintain for the benefit of Mortgagee during the term of this Consolidated Mortgage:

     a. a policy of hazard insurance, providing an all-risk extended coverage endorsement, in an amount equal to the highest replacement value of the premises;

     b. a policy of comprehensive public liability insurance insuring against bodily injury, with a coverage limit of at least $1,000,000 per occurrence (and $3,000,000 in the aggregate), and against property damage, with a coverage limit of at least $3,000,000, from any accident or occurrence with respect to the premises.

     All policies of insurance required by this paragraph shall be in a form, with companies, and in amounts acceptable to Mortgagee, and shall contain a mortgagee endorsement clause acceptable to Mortgagee, with loss payable to Mortgagee. Mortgagor will pay when due the premiums on any policy of insurance required by Mortgagee, and will deliver to Mortgagee renewals of all policies at least ten (10) days before their expiration date(s). Duplicates of all policies shall be delivered to Mortgagee.

     In the event of any loss or damage to the premises, Mortgagor will give immediate written notice to Mortgagee, and Mortgagee may then make proof of the loss or damage, if it is not promptly made by Mortgagor. All proceeds of insurance shall be payable to Mortgagee, and any affected insurance company is authorized and directed to make payment

c:\window\temp\consolcorrectedmortgagev2.doc
directly to Mortgagee. Mortgagee is authorized to settle, adjust or compromise any claims for loss, damage, or destruction under any policy of insurance.

     7. Maintenance and Repair. Mortgagor will not cause or permit the commission of waste on the premises and will keep the premises in good condition and repair. No building or other improvement on the premises shall be removed, demolished, or materially altered without the prior written consent of Mortgagee. Mortgagor will comply with all laws, ordinances, regulations, and orders of all public authorities having jurisdiction over the premises. If the premises, in the sole judgment of Mortgagee, require inspection or repair, Mortgagee may enter upon the premises and inspect and/or repair the premises as Mortgagee may deem advisable, and may take other action as Mortgagee may deem appropriate to preserve the premises. Mortgagor will pay when due all charges for utilities or services contracted for by Mortgagor.

     8. Environmental Matters. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material (as defined) has occurred or is occurring on or from the property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the property has been disposed of on or off the property by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the property. No other environmental, public health or safety hazards exist with respect to the property. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any federal, state or local governmental authority.

     9. Waste. The failure of Mortgagor to meet its maintenance obligations or to pay any taxes assessed against the premises or any insurance premium on policies covering any property located on the premises shall constitute waste as provided by MCLA 600.2927, MSA 27A.2927, and shall entitle Mortgagee to appoint a receiver of the property for the purpose of preventing the waste. The receiver may collect the rents and income from the premises.

     10. Condemnation. If the premises, or any part, are taken under the power of eminent domain, the entire award, to the full extent of the indebtedness, shall be paid to Mortgagee. Mortgagee is empowered in the name of Mortgagor to receive and give acquittance for any award, whether it is joint or several. However, Mortgagee shall not be held responsible for failing to collect any award.

     11. Mortgagee Expenses. If Mortgagor fails to meet any of its obligations under this Consolidated Mortgage, Mortgagee shall have the right, but not the obligation, to perform in the place of Mortgagor. If Mortgagee incurs or expends any sums, including reasonable attorney fees, whether or not in connection with any action or proceeding, to (a) sustain the lien of this Consolidated Mortgage or its priority, (b) protect or enforce any of Mortgagee's rights, (c) recover any part of the indebtedness, (d) meet an obligation of Mortgagor under this mortgage, or (e) collect insurance or condemnation proceeds, then those sums shall become immediately due and payable by Mortgagor with interest at the highest of the default rates set forth in the Notes from the date of Mortgagee's payment until paid by Mortgagor. The sums expended in this manner by Mortgagee shall be secured by this Consolidated Mortgage and be a lien on the premises prior to any right, title, or interest on the premises attaching or accruing subsequent to the lien of this Consolidated Mortgage.


c:\window\temp\consolcorrectedmortgagev2.doc

     Assignment of Contracts and Licenses. Mortgagor assigns to Mortgagee, as further security for payment of the indebtedness, Mortgagor's interest in all agreements, contracts (including any contracts for the lease or sale of the premises), licenses, and permits affecting the premises. The assignment shall not be construed as a consent by Mortgagee to. any agreement, contract, license or permit so assigned, or to impose any obligations on Mortgagee. Mortgagor shall not cancel, amend, permit, or cause a default or termination of any of the agreements, contracts, licenses, and permits used in conjunction with the operation of the premises without the written approval of Mortgagee.

     13. Assignment of Rents and Leases. As additional security for the payment of the indebtedness, Mortgagor assigns and transfers to Mortgagee, pursuant to 1953 PA 210, as amended by 1966 PA 151 (MCLA 554.231 et seq., MSA 26.1137(l) et
seq.), all the rents, profits, and income under all leases, occupancy agreements, or arrangements upon or affecting the premises (including any extensions or amendments) now in existence or coming into existence during the period this Consolidated Mortgage is in effect. This assignment shall nm with the land and be good and valid as against Mortgagor and those claiming under or through Mortgagor. This assignment shall continue to be operative during foreclosure or any other proceedings to enforce this Consolidated Mortgage. If a foreclosure sale results in a deficiency, this assignment shall stand as security during the redemption period for the payment of the deficiency. This assignment is given only as collateral security and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

     In the event of default in any of the s or covenants of this Consolidated Mortgage, Mortgagee shall be entitled to all of the rights and benefits of MCLA 554.231B.233, MSA 26.1137(1)B(3) and 1966 PA 151, and Mortgagee shall be entitled to collect the rents and income from the premises, to rent or lease the premises on the s that it may deem best, and to maintain proceedings to recover rents or possession of the premises from any tenant or trespasser.

     Mortgagee shall be entitled to enter the premises for the purpose of delivering notices or other communications to the tenants and occupants. Mortgagee shall have no liability to Mortgagor as a result of those acts.
Mortgagee may deliver all of the notices and communications by ordinary first-class U.S. mail.

     If Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the premises or unreasonably refuses or neglects to assist Mortgagee in collecting the rent and income, Mortgagee shall be entitled to appoint a receiver for the premises and the income, rents, and profits, with powers that the court making the appointment may confer.

     Mortgagor shall at no time collect advance rent in excess of one month under any lease pertaining to the premises, and Mortgagee shall not be bound by any rent prepayment made or received in violation of this paragraph. Mortgagee shall not have any obligation to collect rent or to enforce any other obligations of any tenant or occupant of the premises to Mortgagor. No action taken by Mortgagee under this paragraph shall cause Mortgagee to become a "mortgagee in possession."

     14. Performance of Leases. Mortgagor shall observe and perform all obligations contained in any lease affecting the premises. Mortgagor shall not default in performing any of the obligations imposed on Mortgagor by any lease if such a default gives the lessee the right to terminate or cancel the lease or offset against rentals. Upon request, Mortgagor shall furnish to Mortgagee a statement, in any reasonable detail that Mortgagee may request, of all leases relating to the premises and executed counterparts of any and all leases.


c:\window\temp\consolcorrectedmortgagev2.doc

     15. Records. With respect to the premises and its operations, Mortgagor shall keep proper books in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the right to examine the books at reasonable times as Mortgagee may elect. Upon request, Mortgagor shall furnish to Mortgagee within sixty (60) days after the end of each calendar year, a financial statement of Mortgagor for the calendar year, in reasonable detail and stating in comparative form the figures as of the end of the previous calendar year, including statements of income and expense relating to operations of the premises, certified by an independent certified public accountant acceptable to Mortgagee. In addition, Mortgagor shall furnish to Mortgagee, in a form acceptable to Mortgagee, interim financial statements that Mortgagee may request, certified by Mortgagor.

     16. Waiver. If Mortgagee (a) grants any extension of time with respect to the payment of any part of the indebtedness, (b) takes other or additional security for the payment of the indebtedness, (c) waives or fails to exercise any right granted by this Consolidated Mortgage or the Notes, (d) grants any release on any part of the security held for the payment of the indebtedness, or
(e) amends any of the s or provisions of this Consolidated Mortgage or the Notes, such act, taking, waiver, omission, or amendment, as the case may be, shall not release Mortgagor under any covenant of this Consolidated Mortgage or the Notes, nor preclude Mortgagee from exercising any right or power granted, nor impair the lien or priority of this Consolidated Mortgage.

     17. Use of Premises. Mortgagor shall not make, or permit, without the prior written consent of Mortgagee, (a) any use of the premises for any purpose other than that for which they are now used; (b) any alterations of the buildings, improvements, and fixtures located on the premises; (c) any purchase, lease of, or agreement for any fixtures to be placed on the premises under which title is reserved in the vendor. Mortgagor shall execute and deliver documents that may be requested by Mortgagee to confirm the lien of this Consolidated Mortgage on any fixtures, machinery, and equipment.

     18. Events of Default. The occurrences listed below shall be deemed events of default and shall entitle Mortgagee, at its option and without notice except as required by law, to exercise any one or any combination of remedies under this Consolidated Mortgage or permitted by law:

     a. the failure by Mortgagor to (i) make any payment when due under the Notes, or (ii) to perform any of the other s, covenants, or conditions of this Consolidated Mortgage within a period of ten (10) days after written notice from Mortgagee of Mortgagor's failure;

     b. the institution of foreclosure or other proceedings to enforce any junior lien or encumbrance on the premises;

     c. the appointment by a court of a receiver or trustee of Mortgagor or for any property of Mortgagor;

     d. a decree by a court adjudicating Mortgagor a bankrupt or insolvent, or for the sequestration of any of Mortgager's property;

     e. the filing of a petition in bankruptcy by or against Mortgagor under the federal Bankruptcy Code or any similar statute that is in effect;

     f. an assignment by Mortgagor for the benefit of creditors or a written admission by Mortgagor of the inability to pay debts generally as they become due;

     g. the failure to comply with all of the s and covenants of any leases or other agreements, documents, or restrictions that now encumber, affect, or pertain to the premises;

     h. Mortgagor, without the written consent of Mortgagee, sells, conveys, or transfers the premises, any interest in the premises, or any rents or profits from the premises, or causes or allows any mortgage, lien, or other encumbrance, or any writ of attachment, garnishment, execution, or other legal process to be placed on the premises, or any part of the premises is transferred by operation of law;

     i. all or any part of the premises is damaged or destroyed by fire or other casualty, regardless of whether such damages or destruction is covered, in whole or in part, by a policy or policies of insurance, or all or any part of the premises is taken by power of eminent domain.

     19. Default Remedies. Upon the occurrence of any event of default of this Consolidated Mortgage, Mortgagee shall have the option, in addition to and not in lieu of all other rights and remedies provided by law, to do any or all of the following:

     a. Without notice, except as expressly required by law, to declare the principal sum secured by the Consolidated Mortgage, together with all interest and all other sums secured by this mortgage, to be immediately due and payable; to demand any installment payment due or to accelerate the Notes; and to institute any proceedings that Mortgagee deems necessary to collect and otherwise to enforce the indebtedness and obligations secured by this Mortgage and to protect the lien of this Consolidated Mortgage.

     b. Commence foreclosure proceedings against the premises pursuant to applicable laws. Mortgagee's commencement of a foreclosure shall be deemed an exercise by Mortgagee of its option to accelerate the due date of all sums secured by this Consolidated Mortgage. Mortgagor grants to Mortgagee, in the event of the occurrence of an event of default, the power to sell the premises at public auction by advertisement, without notice or hearing, except as required by Michigan statutes.

     c. To enter into peaceful possession of the premises and/or to receive the rent, income, and profits, and to apply those in accordance with paragraph 13.

     Mortgagor acknowledges having been advised that Mortgagee believes that the value of the security covered by this Consolidated Mortgage is inextricably intertwined with the effectiveness of the management, maintenance, and general operation of the premises, and that Mortgagee would not make the loan secured by this Consolidated Mortgage unless it could be assured that it would have the right to take possession of the premises in order to manage, control management, and enjoy the income, rents, and profits, immediately upon default by Mortgagor, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or that the redemption period may not have expired. Accordingly, Mortgagor knowingly and voluntarily waives all right to possession of the premises from and after the date of default, upon demand for possession by Mortgagee.

     20. Sale of Premises as a Whole or in Parcels. Upon any foreclosure sale of the premises, the premises may be sold either as a whole or in parcels, as Mortgagee may elect and if in parcels, to be divided as Mortgagee may elect, or, at the election of Mortgagee, the premises may be offered first in parcels and then as a whole, with the offer producing the highest price for the entire property to prevail.

     21. Assignment. Mortgagor shall not make a conveyance of any interest in the premises. A "conveyance" of Mortgagor's interest in the premises shall include without limitation any voluntary or involuntary disposition or dilution of legal or beneficial title to the premises by any means. If ownership of the premises, or any part, becomes vested in a person other than Mortgagor (with or without Mortgagee's consent), Mortgagee may, without notice to Mortgagor, deal with the successors in interest with reference to this Consolidated Mortgage or the Notes without in any way releasing or otherwise affecting Mortgagor's liability under the Notes and this Consolidated Mortgage.

     22. Application of Proceeds. In the event of the payment to Mortgagee, pursuant to this Consolidated Mortgage, of any rents or profits, or proceeds of any insurance or condemnation award, or proceeds from the sale of the premises upon foreclosure, Mortgagee shall have the right to apply the rents, profits, or proceeds, in amounts and proportions that Mortgagee shall, in its sole discretion, de ine, against the cost and expenses incurred by Mortgagee in exercising its rights under this mortgage, payment of the interest and principal due under the Notes, payment of any other portion of the indebtedness, and payment of expenses incurred in preserving the premises. Application by Mortgagee of any proceeds toward the last maturing installments of principal and interest to become due or then due under the Notes shall not excuse Mortgagor from making the regularly scheduled payments due under the Notes and this Consolidated Mortgage, nor shall the application reduce the amount of the payments. In the event of the payment of proceeds as a result of an insurance or condemnation award, Mortgagee shall have the right, but not the obligation, to require all or part of the proceeds of any insurance or condemnation award to be used to restore any part of the premises damaged or taken by reason of the occurrence which gave rise to the payment of the proceeds.

        CAUTION: PARAGRAPH 23 CONTAINS A WAIVER OF IMPORTANT LEGAL RIGHTS

     23. Waiver of Rights. This Consolidated Mortgage contains a power of sale which permits Mortgagee to cause the premises to be sold in the event of a default. Mortgagee may elect to cause the premises to be sold by advertisement rather than pursuant to court action, and Mortgagor voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise ofthe power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraphs 18 and 21 above entitle Mortgagee to require immediate payment of the balance of the indebtedness in full if the premises are sold or otherwise transferred. By execution of this mortgage, Mortgagor represents and acknowledges that the meaning and consequences of these paragraphs have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

     24. Environmental Matters. Mortgagor agrees to indemnify Mortgagee against, and hold it harmless from, all obligations and liabilities relating to the premises arising out of claims made or suits brought for investigation, study, remedial work, monitoring, or other costs and expenses arising from or associated with response to any environmental matters, including but not limited to any (a) water pollution, air pollution, noise, odor, spills, leaks, or inadvertent discharges, emissions, or releases, or the generation, transportation, storage, treatment, or disposal of solid waste, including hazardous waste, hazardous substances, pollutants and contaminants; (b) injury, sickness, disease, or death of any person; or (c) damage to any property, regardless of whether the cause of the injury or damage occurred before or after the date of this Consolidated Mortgage. Mortgagor further agrees that Mortgagee shall have no liability for any environmental contamination associated with Mortgagor's business or the premises, and that any involvement of Mortgagee with Mortgagor's business to protect its security interest in the premises shall not constitute Mortgagor as an "owner or operator, of Mortgagor's business for purposes of determining environmental liability. In any event, if Mortgagee becomes obligated, by judicial or administrative judgment or settlement of a claim, to pay any amounts for response to any environmental contamination associated or connected with Mortgagor's business or the premises, any payment by Mortgagee shall be deemed additional indebtedness secured by the hen of this mortgage, shall be immediately due and payable to Mortgagee, and shall bear interest until paid at the highest of the default interest rates specified in the Notes.

     25. Covenants Run with Land. All of the terms and covenants of this Consolidated Mortgage shall run with the land and shall be binding on and inure to the benefit of the respective legal representatives and successors of the parties.

c:\window\temp\consolcorrectedmortgagev2.doc

     26. Release of Consolidated Mortgage. If Mortgagor pays to Mortgagee the money required by the Notes, in the manner and at the times provided in the Notes, and all other sums of the indebtedness payable by Mortgagor to Mortgagee, and keeps and performs the s, covenants, and agreements of Mortgagor with Mortgagee, then this Consolidated Mortgage shall be satisfied, and Mortgagee shall release this Consolidated Mortgage.

     27. Notice. All notices, demands, and requests required or permitted to be given to Mortgagor or by law shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to Mortgagor or Mortgagee at their last known addresses.

     28. Severability. If any provision of this Consolidated Mortgage is in conflict with any statute or rule of law of the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provision of this Consolidated Mortgage.

     29. Venue and Jurisdiction. All provisions of this Consolidated Mortgage shall be governed by and construed in accordance with the laws of the State of Michigan. Venue shall be in Macomb County, Michigan for any action brought with regard to this Mortgage. Mortgagor consents to personal jurisdiction over it by any Michigan courts to the extent that personal jurisdiction may be necessary to enforce any of the provisions of this Consolidated Mortgage.








                               [SIGNATURES FOLLOW]





c:\window\temp\consolcorrectedmortgagev2.doc

Signed on the date set forth above.

                                                MORTGAGOR:

WITNESSES:                                      PHC OF MICHIGAN, INC.,
                                                a Massachusetts corporation


/s/    Paula C. Wurts                           By:  /s/  Bruce A. Shear
Name:  Paula C. Wurts                                     Bruce A. Shear
                                                          President

/s/    Erica Cashell
Name:  Erica Cashell


Name:


                                 ACKNOWLEDGMENT


STATE OF MASSACHUSETTS  )
COUNTY OF ESSEX                     )


     The foregoing instrument was acknowledged before me on March 9, 2001, by Bruce A. Shear, the President of PHC of Michigan, Inc., a Mass, on behalf of the corporation.



/s/  Janet Esterkes
Notary Public, Essex County

My commission expires June 5, 2003









c:\window\temp\consolcorrectedmortgagev2.doc

                                   Exhibit "A"

                                Legal Description



Lots 32 and 33 of ASSESSOR'S CRICKLEWOOD PLAT, excepting therefrom that portion which lies Southerly of a line which is 50 feet Northerly of (as measured at right angles) and parallel to the Southerly line of fractional Section 13, Town 3 North, Range 14 East, City of New Baltimore, Macomb County, Michigan. Plat recorded in Liber 35 of Plats, Page 12, Macomb County Records. ALSO EXCEPTING a portion of Lot 32 of "Assessor's Cricklewood Plat", described as follows:

Commencing at the original Southeast comer of said Lot 32 of said "Assessor's Cricklewood Plat'; thence North 01 degrees 41 minutes West 17.00 feet to the point of beginning, said point being on the Northerly right-of-way line of 23 Mile Road (50 feet wide); thence North 89 degrees 19 minutes West along said right-of-way 5.36 feet; thence leaving said right-of-way line North 00 degrees 59 minutes 17 seconds West, 576.95 feet to the Northerly line of said Lot 32; thence North 88 degrees 04 minutes East along said North line 8.43 feet to the Northeast comer of said Lot 32; thence South 00 degrees 41 minutes East along the Easterly line of said Lot 32, 577.25 feet back to the point of beginning.








c:\window\temp\consolcorrectedmortgagev2.doc

               SECOND AMENDED AND RESTATED CROSS-COLLATERALIZATION
                           AND CROSS-DEFAULT AGREEMENT


                                  BY AND AMONG


                                    PHC, INC.
                              PHC OF MICHIGAN, INC.
                                PHC OF UTAH, INC.
                              PHC OF VIRGINIA, INC.
                           (collectively, "Borrower")

                                       AND

                         HELLER HEALTHCARE FINANCE, INC.
                                   ("Lender")







                                March _____, 2001




                                                   Prepared by and after
recording, return to:
                                                   Katherine R. Lofft, Esq.
                                                   Heller Healthcare Finance,
Inc.
                                                   2 Wisconsin Circle, 4' Floor
                                                   Chevy Chase, Maryland 20815






H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

               SECOND AMENDED AND RESTATED CROSS-COLLATERALIZATION
                           AND CROSS-DEFAULT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CROSS-COLLATERALIZATION AND CROSS-DEFAULT AGREEMENT made as of the day of March 2001, is executed by and among PHC, INC., a Massachusetts corporation ("PHC"), PHC OF MICHIGAN, INC., a Massachusetts corporation having its principal place of business at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 ("PHCM"), PHC OF UTAH, INC., a Massachusetts corporation ("PHCU'), PHC OF VIRGINIA, INC., a Massachusetts corporation ("PHCVA" and collectively with PHC, PHCM and PHCU, the "Borrower '), and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation having its principal office at 2 Wisconsin Circle, 4' Floor, Chevy Chase, Maryland 20815 ("HHF", f/k/a HCFP Funding II, Inc. ("HCFP Funding"), the assignee of HealthCare Financial Partners-Funding II, L.P. ("HCFPII")) (collectively, the "Lender").

                                    RECITALS

     WHEREAS, Borrower, together with PHC of Rhode Island, Inc. ("PHCRI") and Pioneer Counseling of Virginia, Inc. ("Pioneer and, collectively with Borrower and PHCRI, the "Original Borrower"), and HCFP Funding, Inc. ("HCFP Funding"), HCFP Funding II and U.S. Bank National Association entered into that certain Cross-Collateralization and Cross-Default Agreement (the "Agreement") dated as of July 13, 1998, and recorded in the official records of the Macomb County, Michigan registrar of deeds (the "Macomb County Records") at Liber 09402 Page 208 on March 7, 2000, pursuant to which Original Borrower agreed, among other things, to cross-collateralize the Loans (as defined herein) with one another and to provide for the cross-default of the Loans with one another (as amended and restated by that certain Amended and Restated Cross-Collateralization and Cross-Default Agreement dated as of May 26, 2000 by and among the Original Borrower and HHF, as amended and restated hereby and as it may be further amended, restated, supplemented or modified from time to time, the "Agreement").

     WHEREAS, Borrower is currently indebted to Lender pursuant to the following existing loans (collectively, the "Existing Loans"):

     a. A revolving credit loan (the "February 1998 Revolving Loan") from Lender to the Original Borrower in the original maximum aggregate principal sum of Four Million and No/ 100 Dollars ($4,000,000.00), which February 1998 Revolving Loan is evidenced by that certain Loan and Security Agreement dated as of February 20, 1998 by and among the Original Borrowers and HCFP Funding and that certain Revolving Credit Note dated as of February 20, 1998 made by Original Borrowers in favor of HCFP Funding, and which loan is secured by that certain third priority Mortgage made by PHCM in favor of HCFP Funding dated March 12, 1997, and recorded on May 5, 1997 in the Macomb County Records at Liber 07442 Page 186 (as it may be amended from time to time, the "Revolver Mortgage");

     b. A loan (the "March 1997 Loan") from HCFPII to PHCM in the original principal sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00), which March 1997 Term Loan is evidenced by that certain Secured Note dated as of March 12,1997 made by PHCM payable to HCFPII, and which March 1997 Term Loan is secured by that certain first priority Mortgage made by PHCM in favor of HCFPII dated March 12, 1997, and recorded on May 5, 1997 in the Macomb County Records at Liber 07442 Page 175 (the "Original Term Mortgage");

     c. A second term loan (the "December 1997 Term Loan") from HCFP Funding II to PHCM in the original principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), which December 1997 Term Loan is evidenced by that certain Secured Term Note dated December 9, 1997 made by PHCM payable to HCFP Funding II, and which


H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

December 1997 Term Loan is secured by that certain Mortgage made by PHCM in favor of HCFP Funding II dated December 9, 1997, and recorded on January 9, 1998 in the Macomb County Records at Liber 07804 Page 73 (the "December 1997 Term Mortgage");

     d. A third term loan (the "November 1999 Term Loan") from HHF to PHCM in the original principal sum of One Million and No/100 Dollars ($1,000,000.00), which November 1999 Term Loan is evidenced by that certain Secured Term Note dated November 22,1999 made by PHCM payable to HHF, and which November 1999 Term Loan is secured by the Original Mortgage as amended by that certain Restated Mortgage made by PHCM in favor of HHF dated November 22, 1999 (the "November 1999 Restated Mortgage and

     e. A fourth term loan (the "May 2000 Term Loan) from HHF to PHCM in the original principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), which May 26, 2000 Term Loan is evidenced by that certain Secured Term Note dated May 26, 2000 made by PHCM payable to HHF, and which May 2000 Term Loan is secured by the Original Mortgage, as amended by the November 1999 Restated Term Mortgage and as further amended by that certain Restated Mortgage made by PHCM in favor of HHF dated May 26, 2000 (the "May 2000 Restated Term Mortgage").

     WHEREAS, to consolidate the various security documents previously executed in connection with the Existing Loans (certain of which documents were not properly recorded or presented for recording, as the case may be, in the Macomb County Records) and to secure all of the Existing Loans, PHCM and HHF have entered into that certain Consolidated Restated Mortgage dated of even date herewith (the "Consolidated Mortgage"), which Consolidated Mortgage, among other things, combines and consolidates each of the Revolver Mortgage, the Original Term Mortgage, the December 1997 Term Mortgage, the November 1999 Restated Mortgage and the May 2000 Restated Term Mortgage, and further secures all of the Existing Loans with a lien on the PHCM property described therein;

     WHEREAS, Lender has agreed to maintain the Existing Loans, provided that each of the entities comprising Borrower agrees to execute this Agreement providing for, among other things, the cross-collateralization and cross-defaulting of all of the Existing Loans, and that each of the entities comprising Borrower further agrees that this Agreement shall be submitted promptly for recording in the Macomb County Records together with the Consolidated Mortgage; and

     WHEREAS, the entities comprising Borrower are all affiliated entities under common control and ownership (except that PHC is a public company) and will receive direct and indirect benefits from the continuance of the Existing Loans and of the financing arrangements represented thereby, which benefits, among others, provide adequate consideration for them to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, to induce Lender to continue the Existing Loans and the financing arrangements represented thereby and by the other Loan Documents (as defined below) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees with Lender and Lender agrees with Borrower, as follows:

     1. Loan Documents. As used in this Agreement, the term "Loan Documents" shall mean any and all loan documents evidencing or securing any or all of the February 1998 Revolving Loan, the March 1997 Term Loan, the December 1997 Term Loan, the November 1999 Term Loan and the May 2000 Term Loan.

     2. Cross-Collateralization. Each of the Existing Loans is hereby cross-collateralized with each of the other Existing Loans, and Borrower agrees that the collateral described in the Loan Documents with respect to any Existing Loan shall, in addition to securing such Existing Loan as described in such Loan Documents, secure



H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC
     the obligations of any or all of the entities comprising Borrower, as the case may be, under all of the other Existing Loans and the respective Loan Documents relating thereto, including without limitation: (a) the obligation of any Borrower or its Affiliates to pay the principal and interest on any or all of the Existing Loans, as the case may be, as the same may hereafter be renewed, modified, amended or extended, and to pay all other indebtedness or other fees, expenses or other charges with respect thereto, and to perform all of the s and conditions under the Loan Documents in respect of any or all of the Existing Loans, and (b) the obligation of PHC with respect to the real property encumbered by the Consolidated Mortgage that secures all of the Existing Loans as set forth above.

     3. Cross-Default. Each of the Existing Loans is hereby cross-defaulted with each of the other Existing Loans, and Borrower agrees that the occurrence of an Event of Default as defined in, and pursuant to any of the Loan Documents with respect to any Existing Loan, which Event of Default is not cured within the applicable period as set forth therein, shall constitute an immediate Event of Default (without need of notice or the expiration of any additional cure period other than as specified in such Loan Documents) under all of the other Existing Loans and the respective Loan Documents relating thereto.

     4. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5. No Modification Except in Writing. None of the terms of this Agreement may be waived, altered, amended or otherwise changed except by an instrument in writing duly executed by all of the parties hereto.

     6. Further Assurances. Each entity comprising Borrower shall execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of this Agreement and the Loan Documents, to carry out more effectively the purposes of this Agreement and the Loan Documents, or to confirm the priority of any lien created by any of the Loan Documents.

     7. Enforceability. Each entity comprising Borrower represents and warrants to Lender that this Agreement and the Loan Documents are the legal, valid and binding obligations of each entity constituting Borrower, jointly and severally, and are enforceable against each such entity in accordance with their respective terms.

     8. Recording: Binding Effect.

     (a) This Agreement will be recorded in the Macomb County Records and the official records of the City of Salem, Virginia. In connection with the recordation of this Agreement, all necessary recording, intangible, or documentary stamp taxes will be duly paid by the Borrower. THIS AGREEMENT IS BEING GIVEN AS ADDITIONAL COLLATERAL TO SECURE THE OBLIGATIONS OF THE RESPECTIVE ENTITIES COMPRISING BORROWER UNDER THEIR RESPECTIVE LOAN DOCUMENTS.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

     9. Controlling Law. This Agreement shall be governed by the laws of the State of Maryland without regard to any otherwise applicable conflicts of law principles thereof.




H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

     10. Release. Except for Lender's obligations, if any, to Borrower under the Loan Documents, each entity comprising Borrower, on behalf of itself and its partners, affiliates, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges Lender and each of its parents, subsidiaries and affiliated corporations and partnerships (including the partners therein and thereof), and the partners, partners of partners, subsidiaries, divisions, affiliates, officers, directors, shareholders, trustees, employees, agents, attorneys and advisors of each of the foregoing, and each of their respective heirs, successors and assigns (collectively, the "Released Parties", all of whom are intended to be the beneficiaries of this release) from any and all claims and causes of action of whatever kind and nature based upon acts or omissions by any of them, whether such claims, causes of action, acts or omissions are or were known or unknown, suspected or unsuspected, which the Releasing Parties or any of them may have or have had, in whole or in part, prior to the date of this Agreement.

     11. WAIVER OF JURY TRIAL. EACH ENTITY COMPRISING BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE EXISTING LOANS, OR (B) IN ANY WAY CONNECTED WITH OR PERT OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH ENTITY COMPRISING BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.









                         [SIGNATURES ON FOLLOWING PAGE]












H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be properly executed on the date of the respective notarial acknowledgment set forth below.

                                                BORROWER:

WITNESSES:                                      PHC, INC.,
                                                a Massachusetts corporation


/s/    Paula C. Wurts                           By:  /s/  Bruce A. Shear
Name:  Paula C. Wurts                                     Bruce A. Shear
                                                          President
/s/    Erica Cashell
Name:  Erica Cashell

WITNESSES:                                      PHC OF MICHIGAN, INC.,
                                                a Massachusetts corporation


/s/    Paula C. Wurts                           By:  /s/  Bruce A. Shear
Name:  Paula C. Wurts                                     Bruce A. Shear
                                                          President

/s/     Erica Cashell
Name:   Erica Cashell


WITNESSES:                                      PHC OF UTAH, INC.,
                                                a Massachusetts corporation


/s/    Paula C. Wurts                           By:  /s/  Bruce A. Shear
Name:  Paula C. Wurts                                     Bruce A. Shear
                                                          President
/s/     Erica Cashell
Name:   Erica Cashell


                       [SIGNATURES CONTINUED ON NEXT PAGE]











H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

WITNESSES:                                 PHC OF VIRGINIA, INC.,
                                           a Massachusetts corporation


/s/    Paula C. Wurts                      By:  /s/  Bruce A. Shear
Name:  Paula C. Wurts                                Bruce A. Shear
                                                     President

/s/    Erica Cashell
Name:  Erica Cashell


                                           LENDER:

                                           HELLER HEALTHCARE FINANCE, INC.
                                           a Delaware corporation (f/k/a HCPF
                                           Funding, Inc., the assignee of
                                             HealthCare
                                           Financial Partners-Funding II, L.P.)





WITNESS:


____________________________________      By:  _________________________________
Name                                             Name:
                                                 Title:





------------------------------------
Name



H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC

                              NOTARY ACKNOWLEDGMENT




STATE OF MASSACHUSETTS  )
COUNTY OF ESSEX         )


     Before me, a Notary Public in and for said County and State, on this day personally appeared Bruce A. Shear, known to me (or proved to me on the oath of ___________) to be the person whose name is subscribed to the foregoing instrument  and  known  to me  to  be  the  managing  member  of  PHC,  INC.,  a
Massachusetts corporation and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said corporation.

     Given under my hand and seal this 9th day of March 2001: .



/s/  Janet Esterkes
     Notary Public, Essex County

My commission expires June 5, 2003

This instrument prepared by, and upon recording should be returned to:

Katherine R. Lofft, Esq.
Heller Healthcare Finance, Inc.
2 Wisconsin Circle, 4th Floor
Chevy Chase, Maryland 20815





H:\WP\LEGAL\CLIENTS\PHCMICH\FEB2001\CROSSCOLLATAMENDRESTS.DOC